UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2022

INSU ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Delaware	001-39818	85-3356658
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	IIIIU	NASDAQ Capital Market
Class A common stock, par value $0.0001 per share	IIII	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock	IIIIW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on July 12, 2021, INSU Acquisition Corp. III (“we,” “us” or the “Company”) issued a convertible promissory note (the “Promissory Note”) to Cohen & Company, LLC (the “Lender”), the manager of the Company’s sponsors, Insurance Acquisition Sponsor III, LLC and Dioptra Advisors III, LLC. All or a portion of the amounts outstanding under the Promissory Note are convertible into units at a price of $10.00 per unit at the option of the Lender. On February 11, 2022, the Company and the Lender amended the Promissory Note to increase the aggregate principal amount of the Promissory Note from $500,000 to $810,000. On April 8, 2022, the Company and the Lender further amended the Promissory Note to increase the aggregate principal amount of the Promissory Note from $810,000 to $1,500,000. All other terms of the Promissory Note remain in full force and effect. On April 8, 2022, we borrowed an additional $150,000 under the Promissory Note.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Promissory Note dated April 8, 2022 made by and between INSU Acquisition Corp. III and Cohen & Company, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2022	INSU ACQUISITION CORP. III

	By:	/s/ John M. Butler
	Name:	John M. Butler
	Title:	President and Chief Executive Officer

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